Exhibit 32.1

Certifications of Chief Executive Officer

and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Computer Programs and Systems, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David A. Dye, President and Chief Executive Officer of the Company, and M. Stephen Walker, Vice President - Finance and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2006

/s/ David A. Dye
David A. Dye
President and Chief Executive Officer

/s/ M. Stephen Walker
M. Stephen Walker
Vice President - Finance and
Chief Financial Officer